SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.       )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material under Rule 14a-12

Manager Directed Portfolios
(Name of Registrant as Specified in Its Charter)

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total Fee Paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 3, 2020

Dear Valued Shareholder,

Thank you for being an investor in Hood River Small-Cap Growth Fund. A special meeting of shareholders of your Fund is scheduled to be held on April 27, 2020. We need your proxy vote as soon as possible to allow us to proceed with important business of the Fund.

You are being asked to vote to approve the New Investment Advisory Agreement between the Adviser and the Trust, on behalf of the Fund. The proposal relates to a change in the equity ownership of the Adviser. It is anticipated that on or about April 30, 2020, Robert C. Marvin will retire. Because Mr. Marvin beneficially owns greater than 25% of the outstanding shares of the Adviser, and because Mr. Marvin’s shares will be reallocated by the Adviser upon his retirement, a change in control will occur under the 1940 Act. As a result of Mr. Marvin’s retirement, Mr. Smoluch and Mr. Swank will own 66.67% and 33.33%, respectively, of the Adviser’s outstanding shares and will each continue to be deemed a control person of the Adviser. The change in ownership of the Adviser constitutes a change in control of the Adviser that will trigger the automatic termination of the existing investment advisory agreement between the Trust, on behalf of the Fund, and the Adviser. Accordingly, the Fund needs shareholder approval of the New Investment Advisory Agreement to retain the Adviser as the Fund’s investment adviser on a permanent basis. There are no material differences between the Existing Investment Advisory Agreement and the proposed New Investment Advisory Agreement, other than their effective dates. The Board of Trustees unanimously recommends that you vote FOR the proposal.

Please help us by casting your proxy vote today.

Details of the special meeting are described in the proxy statement that has been sent to all shareholders. For more information, please refer to the proxy statement, which can be found at https://vote.proxyonline.com/hoodriver/docs/smallcapgrowth.pdf. If you have any proxy related questions, or would like to cast your proxy vote by phone, please call (877) 732-3621 for assistance. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

We very much appreciate your attention to this matter. Please help us by casting your vote today!

Sincerely,
/s/ Brian Smoluch

Brian Smoluch
Principal, Hood River Capital Management LLC

How do I vote? There are four convenient methods for casting your important proxy vote:

1.
Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll-free (877) 732-3621. Representatives are available Monday through Friday 9 a.m. to 10 p.m.

2.	Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

3.	Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

4.	Vote by mail: You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

We would be very grateful if you would use any one of the four voting methods listed above to ensure that your vote is recorded before April 27, 2020.

April 3, 2020

Dear Valued Shareholder,

Thank you for being an investor in Hood River Small-Cap Growth Fund. A special meeting of shareholders of your Fund is scheduled to be held on April 27, 2020. We need your proxy vote as soon as possible to allow us to proceed with important business of the Fund.

You are being asked to vote to approve the New Investment Advisory Agreement between the Adviser and the Trust, on behalf of the Fund. The proposal relates to a change in the equity ownership of the Adviser. It is anticipated that on or about April 30, 2020, Robert C. Marvin will retire. Because Mr. Marvin beneficially owns greater than 25% of the outstanding shares of the Adviser, and because Mr. Marvin’s shares will be reallocated by the Adviser upon his retirement, a change in control will occur under the 1940 Act. As a result of Mr. Marvin’s retirement, Mr. Smoluch and Mr. Swank will own 66.67% and 33.33%, respectively, of the Adviser’s outstanding shares and will each continue to be deemed a control person of the Adviser. The change in ownership of the Adviser constitutes a change in control of the Adviser that will trigger the automatic termination of the existing investment advisory agreement between the Trust, on behalf of the Fund, and the Adviser. Accordingly, the Fund needs shareholder approval of the New Investment Advisory Agreement to retain the Adviser as the Fund’s investment adviser on a permanent basis. There are no material differences between the Existing Investment Advisory Agreement and the proposed New Investment Advisory Agreement, other than their effective dates. The Board of Trustees unanimously recommends that you vote FOR the proposal.

Please help us by casting your proxy vote today.

Details of the special meeting are described in the proxy statement that has been sent to all shareholders. For more information, please refer to the proxy statement, which can be found at https://vote.proxyonline.com/hoodriver/docs/smallcapgrowth.pdf. If you have any proxy related questions, or would like to cast your proxy vote by phone, please call (877) 732-3621 extension 142425 for assistance. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

We very much appreciate your attention to this matter. Please help us by casting your vote today!

Sincerely,
/s/ Brian Smoluch

Brian Smoluch
Principal, Hood River Capital Management LLC

How do I vote? There are three convenient methods for casting your important proxy vote:

1.	Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

2.	Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

3.	Vote by mail: You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

We would be very grateful if you would use any one of the three voting methods listed above to ensure that your vote is recorded before April 27, 2020.